UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Agreement

On June 6, 2007, Discover Financial Services (the “Company”), a Delaware corporation, and its subsidiary Discover Bank (“Discover Bank” and together with the Company, the “Borrowers” and each, a “Borrower”), a Delaware banking corporation, entered into a 59-month $2.5 billion unsecured credit agreement (the “Credit Agreement”) with the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as Administrative Agent. J.P. Morgan Securities Inc. and Banc of America Securities LLC acted as joint lead arrangers for the credit facility. The Credit Agreement provides for a revolving credit commitment of up to $2.5 billion (of which the Company may borrow up to 30% of the revolving credit commitment). Borrowing under the Credit Agreement is subject to the satisfaction of a number of conditions precedent, including the completion of the spin-off transaction pursuant to which the common stock of the Company will be distributed to the holders of Morgan Stanley’s common stock.

Loans outstanding under the credit facility bear interest, at each Borrower’s election, at a margin above the Federal Funds Rate, the LIBO Rate, the EURIBO Rate or the Euro Reference Rate. The terms of the Credit Agreement include various affirmative and negative covenants, including financial covenants related to the maintenance of certain capitalization and tangible net worth levels, and certain double leverage, delinquency and tier 1 capital to managed loans ratios. The Credit Agreement also includes customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness for borrowed money and bankruptcy-related defaults.

A copy of the Credit Agreement is filed as an exhibit to this report as Exhibit 10.1 and is incorporated herein by reference. The description above is a summary of the Credit Agreement and is qualified in its entirety by the complete text of the Credit Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Pursuant to the Company’s existing employment arrangements with Diane E. Offereins, the Company’s Executive Vice President and Chief Technology Officer, Ms. Offereins is entitled to a payment equivalent to two years of target annual compensation if, following a change of control of the Company, she chooses to leave the Company because of a lack of equivalent job opportunity. A copy of Ms. Offereins’ offer of employment is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On June 12, 2007, the Company began making presentations to the equity investment community in connection with its upcoming spin-off from Morgan Stanley. A copy of the presentation is included as Exhibit 99.1 hereto.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Item 8.01.	Other Events.

The shares of Company common stock that will be distributed to State Street Bank and Trust Company (“State Street”) as trustee for certain grantor trusts (the “Trusts”) that hold shares of Morgan Stanley common stock relating to stock units awarded to employees under Morgan Stanley’s equity-based plans will be delivered to Morgan Stanley pursuant to the terms of the Trusts. Because these shares will not be utilized to satisfy Morgan Stanley’s obligations under such outstanding stock unit awards, Morgan Stanley will immediately return these shares to the Company. When the Company receives these shares, they will be held as treasury shares or be retired and not be considered outstanding shares. As a result,

•

based upon the number of shares of Morgan Stanley common stock outstanding as of March 31, 2007, the number of shares of Company common stock that is expected to be outstanding immediately following the distribution (appearing on pages 28 and 31 of the information statement, dated June 1, 2007, filed as Exhibit 99.1 (the “Information Statement”) to the Company’s registration statement on Form 10) will be reduced to approximately 478 million;

•

the number of shares on which the percentages are calculated in the table entitled “Ownership of Our Stock” (appearing on page 142 of the Information Statement) is reduced to approximately 478 million shares of Company common stock outstanding immediately following the distribution, which represents the Morgan Stanley common stock outstanding as of March 31, 2007, less shares of Morgan Stanley common stock held by the Trusts, multiplied by the distribution ratio;

•

the table under “Ownership of Our Stock” (appearing on page 142 of the Information Statement) is revised to reflect the fact that State Street, based upon the Schedule 13G referred to in footnote 2 to the table that was filed on February 12, 2007 presenting information as of December 31, 2006, is expected to be the beneficial owner of approximately 23.9 million shares of Company common stock immediately following the distribution date or approximately 5.0% of the Company common stock to be outstanding; and

•

the percentage of Company common stock expected to be owned beneficially by Barclays Global Investors, N.A. and its other reporting entities in the table under “Ownership of Our Stock” (appearing on page 142 of the Information Statement), based upon the Schedule 13G referred to in footnote 3 to the table that was filed on January 23, 2007 presenting information as of December 31, 2006, is increased to 6.7%.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of June 6, 2007, among Discover Financial Services, Discover Bank, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Offer of Employment, dated January 8, 1999.

99.1	Presentation of the Company dated June 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: June 11, 2007.	By:	/s/ Kathryn McNamara Corley
	Name:	Kathryn McNamara Corley
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of June 6, 2007, among Discover Financial Services, Discover Bank, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Offer of Employment, dated January 8, 1999.

99.1	Presentation of the Company dated June 12, 2007.